SECURITIES PURCHASE AGREEMENT

               THIS SECURITIES PURCHASE AGREEMENT, dated as of May 5, 1998 (this "Agreement"), is entered into by and between AMERICAN ELECTROMEDICS CORP., a Delaware corporation, with headquarters located at 13 Columbia Drive, Suite 18, Amherst, New Hampshire 03031 (the "Company"), the purchasers listed on Exhibit A attached hereto (each, a "Purchaser," and collectively, the "Purchasers") and West End Capital LLC ("West End").

                                 W I T N E S S E T H:


               WHEREAS, the Company, the Purchasers and West End are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act; and

          WHEREAS, the Purchasers wish to purchase, and the Company wishes to issue, upon the terms and subject to the conditions of this Agreement, up to 3,000 shares of Convertible Preferred Stock, Series A, par value $.01 per share ("Series A Preferred Stock"), having the rights, privileges and preferences set forth in the Certificate of Designations, the form of which is attached hereto as Exhibit B (the "Certificate of Designations"), the Company has agreed to sell the number of Warrants (the "Warrants") set forth in Exhibit A to West End which, for the purposes of the rights conveyed to holders of Warrants pursuant to this Agreement, shall be deemed to be a Purchaser. The Series A Preferred Stock is convertible into shares of the Company's common stock, par value $.10 per share (the "Common Stock"), on the terms set forth in the Certificate of Designations, and the Warrants may be exercised for the purchase of the Company's Common Stock, on the terms set forth therein. The Series A Preferred Stock and the Warrants are referred to herein as the "Securities."

               NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

               1.   AGREEMENT TO PURCHASE; PURCHASE PRICE

                    A. PURCHASE. Each of the Purchasers hereby agrees to purchase from the Company up to the number of shares of Series A Preferred Stock set forth next to its name on Exhibit A hereto, and West End agrees to purchase the number of Warrants set forth next to its name on Exhibit A hereto. The Certificate of Designations, in substantially the form attached hereto as Exhibit B, shall be filed with the Secretary of State of the State of Delaware on or prior to the Initial Closing Date (as defined herein), and the Warrants shall be issued in substantially the form attached hereto as Exhibit C. The purchase price for the Series A Preferred Stock and the Warrants shall be as set forth on Exhibit A hereto and shall be payable in next day funds.

                    B. CLOSINGS. 1,000 shares of the Series A Preferred Stock to be purchased by the Purchasers hereunder, in definitive form, and in such denominations and registered in such names as the Purchasers or their representative, if any, may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company for the account of each such Purchaser, against payment by such Purchaser or on its behalf of the purchase price of $1,000,000 therefor by wire transfer to an account of the Company, all at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, New York time on May 5, 1998, or at such other time and date as the Purchasers or their representative, if any, and the Company may agree upon in writing, such date being referred to herein as the "Initial Closing Date."

               In addition, if the Company purchases all or substantially all of the issued and outstanding capital stock, or the assets of, Dynamic Dental Systems, Inc. ("Dynamic") on or prior to May 15, 1998, the Purchasers shall purchase an additional 1,000 shares of the Company's Series A Preferred Stock for the aggregate purchase price of $1,000,000 (the "First Additional Closing Date"). Furthermore, if the Company purchases all or substantially all of the issued and outstanding capital stock, or the assets of, Equidyne Systems, Inc. ("Equidyne") on or prior to May 25, 1998, the Purchasers shall purchase an additional 1,000 shares of the Company's Series A Preferred Stock for the aggregate purchase price of $1,000,000 (the "Second Additional Closing Date"). The closing of the purchase of such shares shall occur within forty-eight (48) hours after the closing of each of the Dynamic and Equidyne transactions, respectively, or at such other times as the parties shall agree (the Initial Closing Date and each of the First Additional Closing Date and the Second Additional Closing Date are referred to herein as a "Closing Date").

               2. PURCHASER REPRESENTATIONS AND WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

               Each Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

                    A. The Purchaser is purchasing the Securities and for investment purposes only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

                    B.   The Purchaser and each of its equity owners is
          (i) an "accredited investor," as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a), (ii) experienced in making investments of the kind described in this Agreement and the related documents,
          (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors, to protect its own interests in connection with the transactions described in this Agreement and the related documents, and
          (iv) able to afford the entire loss of its investment in the Series A Preferred Stock;

                    C. All subsequent offers and sales of the Series A Preferred Stock and the Common Stock issuable upon conversion or exercise of, or in lieu of dividend payments on, the Series A Preferred Stock, or upon exercise of the Warrants shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration;

                    D. The Purchaser understands that the Series A Preferred Stock is being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal and state securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Series A Preferred Stock;

                    E. The Purchaser acknowledges that in making its decision to purchase the Series A Preferred Stock, it has relied upon independent investigations made by it and its representatives, if any, and the Purchaser and such representatives, if any, have been provided access and the opportunity to examine all material, publicly available books and records of the Company, all material contracts and documents relating to this offering and have had an opportunity to ask questions of, and to receive answers from the Company or persons acting on its behalf concerning the terms and conditions of this offering. The Purchaser and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series A Preferred Stock which have been requested. The Purchaser and its advisors, if any, have received answers to any such inquiries which they have deemed to be satisfactory.

                    F. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser, enforceable in accordance with its terms, except to the extent that enforcement of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

               3.   REPRESENTATIONS OF THE COMPANY

               The Company represents and warrants to each Purchaser that, except as set forth in the Disclosure Schedule attached hereto:

                    A. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Each of the Company and its subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole.

                    B. CAPITALIZATION. On the date hereof, the authorized capital of the Company shall consist of 20,000,000 Shares of Common Stock, par value $.10 per share, of which 5,663,136 are issued and outstanding. Schedule 1 hereto sets forth the options, warrants and convertible securities of the Company (the "Derivative Securities") which are outstanding on the date hereof, including in each case (i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of Shares of Common Stock of the Company into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof and (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities.

                    C. CONCERNING THE PREFERRED STOCK. On each Closing Date, the shares of Series A Preferred Stock to be issued to the Purchasers, upon payment of the purchase price therefore, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Securities issuable to the Purchasers hereunder.

                    D. CONCERNING THE COMMON STOCK. The Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Series A Preferred Stock, and upon exercise of the Warrants, when so issued, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Common Stock issuable to the Purchasers pursuant to the terms of the Series A Stock or the Warrants.

                    E. REPORTING COMPANY STATUS. The Company's Common Stock are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                    F. AUTHORIZED SHARES. The Company has legally available a sufficient number of authorized and unissued Common Stock as may be reasonably necessary to effect the conversion of the Series A Preferred Stock and the exercise of the Warrants.

                    G. LEGALITY. The Company has the requisite corporate power and authority to enter into this Agreement and to issue and deliver the Series A Preferred Stock and the Warrants. The issuance of the Series A Preferred Stock and the Warrants (and the Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Series A Preferred Stock and exercise of the Warrants) have been duly and validly authorized by all necessary corporate action by the Company.

                    H. TRANSACTION AGREEMENTS. This Agreement, the Registration Rights Agreement, the form of which is attached hereto as Exhibit D (the "Registration Rights Agreement," and together with this Agreement, and the Warrants, the "Primary Documents"), and the transactions contemplated thereby (including the filing of the Certificate of Designations with the Secretary of State of the State of Delaware), have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Primary Documents, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

                    I. NON-CONTRAVENTION. The execution and delivery of this Agreement, and each of the other Primary Documents, and the consummation by the Company of the other transactions contemplated by this Agreement and each of the other Primary Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any material existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court, or United States federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement or by the other Primary Documents.

                    J. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents, except (i) such authorizations, approvals and consents that have been obtained, copies of which have been furnished to the Purchasers and, (ii) authorizations, approvals, consents or orders of the Commission with respect to the Registration Statements referred to in the Registration Rights Agreement, which approvals and orders are not required to be obtained as of the Initial Closing Date and will be timely obtained when required.

                    K. SEC FILINGS. None of the reports or documents filed by the Company with the Commission since January 1, 1995 contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                    L. ABSENCE OF CERTAIN CHANGES. Since July 31, 1997, except as disclosed in the Company's reports on Form 10-QSB, there has been no material adverse change and no material adverse development in the business properties, operations, financial condition, outstanding securities or results of operations of the Company.

                    M. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed to the Purchasers that (i) could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or the earnings, business affairs, properties or assets of the Company or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Primary Documents.

                    N. TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Company has good and marketable title to all of its properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject only to mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges created in the ordinary course of business.

                    O. PATENTS AND OTHER PROPRIETARY RIGHTS. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted, and such business does not conflict with or constitute an infringement on the rights of others.

                    P. PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or similar authority.

                    Q. ABSENCE OF LITIGATION. Except as set forth in the Company's annual report on Form 10-KSB for the year ended
          July 31, 1997 (the "1997 Annual Report") and in the Company's reports on Form 10-QSB, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.

                    R.   NO DEFAULT. Each of the Company and its
          subsidiaries is not in default in the performance or observance of any material obligation, covenant or condition contained in any material indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

                    S. TRANSACTIONS WITH AFFILIATES. Except as disclosed in the 1997 Annual Report and in the Company's reports on Form 10-QSB, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates that, had they existed on July 31, 1997, would have been required to be disclosed in the 1997 Annual Report.

                    T. TAXES. All applicable tax returns required to be filed by the Company and each of its subsidiaries have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

                    U. INVESTMENT COMPANY ACT. The Company is not conducting, and does not intend to conduct its business in a manner which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

                    V. AGENT FEES. Except for such payments as may be owed to Cohig & Associates, Inc., the Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the offer and sale of the Series A Preferred Stock hereunder.

                    W. PRIVATE OFFERING. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Series A Preferred Stock or the Warrants or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of the Securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Securities by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

                    X. FULL DISCLOSURE. The representations and warranties of the Company set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

               4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                    A.   TRANSFER RESTRICTIONS.  Each Purchaser
          acknowledges that (1) neither the Series A Preferred Stock, Common Stock nor the Warrants have been, and are not being, registered under the Securities Act and, except as provided in the Registration Rights Agreement, the Common Stock issuable upon conversion of the Series A Preferred Stock, or in lieu of dividend payments on, the Series A Preferred Stock, and upon exercise of the Warrants, have not been and are not being registered under the Securities Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Series A Preferred Stock, Warrants or Common Stock (collectively, the "Securities"), to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of the Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with another exemption under the Securities Act and the rules and regulations of the Commission thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the Securities Act or to comply with the terms and conditions of any exemption thereunder. The provisions of
          Section 4(a) and 4(b) hereof shall be binding upon any subsequent transferee of the Series A Preferred Stock or Warrants.

                    B. RESTRICTIVE LEGEND. Each Purchaser acknowledges and agrees that the Series A Preferred Stock or the Warrants, and, until such time as the Common Stock issuable upon conversion of the Series A Preferred Stock or upon exercise of the Warrants shall have been registered under the Securities Act as contemplated by the Registration Rights Agreement and sold in accordance with such Registration Statement, such securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such shares shall bear a restrictive legend in substantially the following form:

                         THESE SECURITIES HAVE NOT BEEN
                         REGISTERED UNDER THE SECURITIES ACT OF
                         1933, AS AMENDED.  THEY MAY NOT BE SOLD,
                         OFFERED FOR SALE, PLEDGED, HYPOTHECATED
                         OR OTHERWISE TRANSFERRED IN THE ABSENCE
                         OF AN EFFECTIVE REGISTRATION STATEMENT
                         AS TO THE SECURITIES UNDER SAID ACT OR
                         AN OPINION OF COUNSEL OR OTHER EVIDENCE
                         SATISFACTORY TO THE CORPORATION THAT
                         SUCH REGISTRATION IS NOT REQUIRED.

                    C. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Series A Preferred Stock to each Purchaser as required by United States laws and regulations, or by any domestic securities exchange or trading market, including, if applicable, the filing of a notice on Form D (at such time and in such manner as required by the Rules and Regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings.

                    D. STOCK EXCHANGE LISTING. Within ten (10) business days after the Initial Closing Date, the Company shall use its best efforts to file an application for its Common Stock to become listed on the NASDAQ Small Capitalization market or the American Stock Exchange. Notwithstanding the foregoing, if the Company makes a good faith determination that it cannot satisfy the official listing requirements of such exchanges, it shall not be obligated to file such application within such period and will set forth such determination in writing to West End, and will use its best efforts to effect such listing as promptly as possible after it shall satisfy such requirements. The Company agrees that it will not seek to have the trading of its Common Stock through such exchange suspended or terminated, will use its commercially reasonable best efforts to maintain its eligibility for trading through such exchange and, if the trading of its Common Stock is suspended or terminated, will use its commercially reasonable best efforts to requalify its Common Stock or otherwise cause such trading to resume.

                    E. REPORTING STATUS. So long as any of the Purchasers beneficially owns any of the Securities, the Company shall file all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and, except in connection with an acquisition transaction in which at least 50% of the Company's voting equity securities or substantially all of the assets of the Company are acquired by another entity, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

                    F. STATE SECURITIES FILINGS. The Company shall from time to time promptly take such action as the Purchasers or any of their representatives, if applicable, may reasonably request to qualify the Securities for offering and sale under the securities laws (other than United States federal securities laws) of such jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction.

                    G. USE OF PROCEEDS. The Company will use the proceeds from the issuance of the Series A Preferred Stock (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Series A Preferred Stock) towards the commercialization of products developed with the technologies acquired by the Company in connection with its purchase of all of the issued and outstanding shares of capital stock of (a) Equidyne Systems, Inc. and, (b) the purchase price of all of the issued and outstanding shares of capital stock of Dynamic Dental Systems, Inc. and (c) to repay $600,000 of indebtedness to Citizens Bank New Hampshire, a guaranty savings bank organized under the laws of the State of New Hampshire. To the extent that any of the proceeds from the issuance of the Series A Preferred Stock shall remain, the Company shall use such proceeds for general corporate purposes and working capital.

                    H. RESERVATION OF ORDINARY SHARES. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series A Preferred Stock and the exercise of the Warrants. The Company will use its best efforts at all times to maintain a number of shares of Common Stock so reserved for issuance that is no less than one and one-half (1.5) times the number that is then actually issuable upon the conversion of the Series A Preferred Stock or the exercise of the Warrants. The number of Common Stock reserved for issuance by the Company upon conversion of the Series A Preferred Stock or upon exercise of the Warrants shall at all times be allocated pro rata among the Purchasers based upon the aggregate purchase price of the Series A Preferred Stock purchased by each Purchaser, and no Purchaser may at any time convert its Series A Preferred Stock or exercise Warrants so as to obtain a greater number of Common Stock than its pro rata allocation of the Company's reserved Common Stock. In the event that a Purchaser shall sell or otherwise transfer, in whole or in part, any of its Securities (except for Common Stock of the Company subject to an effective registration statement under the Securities Act or otherwise freely tradable by such Purchaser), each transferee shall, for purposes of determining such transferee's allocation of the Company's reserved Common Stock, be allocated a pro rata portion of the initial purchase price paid by such Transferor upon its purchase of the Series A Preferred Stock.

                    I. SALES OF ADDITIONAL SHARES. The Company shall not, directly or indirectly, without the prior written consent of West End, offer, sell, offer to sell, contract to sell or otherwise dispose of any shares of its capital stock for a period of two hundred seventy (270) days after the date of this Agreement (the "Lock-Up Period"), except that the Company may (i) issue securities for the aggregate consideration of at least $15.0 million in connection with a bona fide, firm commitment, underwritten public offering under the Securities Act; (ii) may issue shares of Common Stock or securities convertible into, or exercisable for, shares of Common Stock which are issued in connection with a transaction involving the acquisition of another business entity or segment of any such entity by the Company by merger, asset purchase, stock purchase or otherwise;
          (iii) may issue securities to directors, officers, employees or consultants of the Company for the primary purpose of soliciting or retaining their services; (iv) may issue shares of Common Stock upon the exercise or conversion of currently outstanding options, warrants and other convertible securities; (v) may issue options to purchase shares of its Common Stock to its directors, officers and employees in connection with its existing stock option plans; and (vi) may issue Common Stock in connection with a stock split, stock dividend or similar recapitalization of the Company which affects all holders of the Company's Common Stock on an equivalent basis, in each case, without the prior written consent of West End. Notwithstanding the forgoing, a transaction may only be effected pursuant to clause (ii) above during the Lock-up Period without the prior written consent of West End if the proceeds to the Company from such a transaction are immediately used by the Company to effect an acquisition transaction of the type contemplated by such clause. In addition, the Company agrees that it will not cause any shares of its capital stock that are issued in connection with a transaction of the type contemplated by such clause (or upon the conversion or exercise of other securities that are issued in connection with such transaction) to be covered by a registration statement that is declared effective by the Commission until the earlier to occur of (y) the expiration of the Lock-Up Period or
          (z) the registration statement filed by the Company pursuant to its obligations under the Registration Rights Agreement has been effective under the Securities Act for a period of at least ninety (90) days.

               5.   TRANSFER AGENT INSTRUCTIONS.

                    A. The Company warrants that no instruction other than the instructions referred to in this Section 5 and stop transfer instructions to give effect to Sections 4(a) and 4(b) hereof prior to the registration and sale of the Common Stock issuable upon conversion of the Series A Preferred Stock, or in lieu of dividend payments on, the Series A Preferred Stock, or upon exercise of the Warrants under the Securities Act, will be given by the Company to the transfer agent and that such Common Stock shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If a Purchaser provides the Company with an opinion of counsel reasonably satisfactory (as to both the identity of such counsel and the content of such opinion) to the Company that registration of a resale by the Purchaser of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the Securities Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Common Stock, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such names and in such denominations as specified by the Purchaser.

                    B. The Company will permit each Purchaser to exercise its right to convert the Series A Preferred Stock or to exercise the Warrants by faxing an executed and completed Notice of Conversion or Form of Election to Purchase, as applicable, to the Company, and delivering within three (3) business days thereafter, the original Notice of Conversion (and the related original Series A Preferred Stock) or Form of Election to Purchase (and the related original Warrants) to the Company by hand delivery or by express courier, duly endorsed. Each date on which a Notice of Conversion or Form of Election to Purchase is faxed to and received in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company (or its transfer agent) will transmit the certificates representing the Common Stock issuable upon conversion of the Series A Preferred Stock or upon exercise of any Warrants (together with the Series A Preferred Stock not so converted, or the Warrants not so exercised) to such Purchaser via express courier as soon as practicable, but in all events no later than the later to occur of (the "Delivery Date") (i) four (4) business days after the Conversion Date and (ii) four (4) business days after receipt by the Company of the original Notice of Conversion (and the related original Series A Preferred Stock) or Form of Election to Purchase (and the related original Warrants), as applicable. For purposes of this Agreement, such conversion of the Series A Preferred Stock or exercise of the Warrants shall be deemed to have been made immediately prior to the close of business on the Conversion Date.

                    C. In lieu of delivering physical certificates representing the Common Stock issuable upon the conversion of the Series A Preferred Stock or exercise of the Warrants, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program, on the written request of a Purchaser who shall have previously instructed such Purchaser's prime broker to confirm such request to the Company's transfer agent, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such Common Stock to the Purchaser by crediting the account of the Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system no later than the applicable Delivery Date.

                    D. The Company understands that a delay in the issuance of Common Stock beyond the applicable Delivery Date could result in an economic loss to the applicable Purchaser. As compensation to such Purchaser for such loss, the Company agrees to pay to such Purchaser for late issuance of Common Stock upon conversion of the Series A Preferred Stock or upon exercise of the Warrants the sum of $5,000 per day for each $100,000 in aggregate principal amount of Series A Preferred Stock that are being converted, or for each 25,000 shares of Common Stock purchased upon the exercise of the Warrants.
          The Company shall pay any payments incurred under this Section 5 in immediately available funds upon demand. Nothing herein shall limit a Purchaser's right to pursue actual damages for the Company's failure to issue and deliver shares of Common Stock to such Purchaser. Furthermore, in addition to any other remedies which may be available to such Purchaser, in the event that the Company fails for any reason to effect delivery of such Common Stock within five (5) business days after the relevant Delivery Date, the Purchaser will be entitled to revoke the relevant Notice of Conversion or Form of Election to Purchase by delivering a notice to such effect to the Company, whereupon the Company and such Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Form of Election to Purchase. For purposes of this Section 5, "business day" shall mean any day in which the financial markets of New York are officially open for the conduct of business therein.

                    E. At no time shall any of the Purchasers of the Series A Preferred Stock or the Warrants convert or exercise such amount of the Series A Preferred Stock or the Warrants as shall result in such Purchaser's beneficial ownership, after such conversion, exceeding 9.9% of the Company's outstanding Common Stock, and the parties agree that no Purchaser shall have the right to effect such a conversion or exercise.

               6.   RIGHT OF FIRST OFFER

                    A. Subject to the terms and conditions specified in this Agreement, the Company hereby grants to West End a right of first offer with respect to future sales by the Company of shares of any class of its capital stock ("Shares"). West End shall be entitled to apportion the right of first offer hereby granted to it among itself and its affiliates in such proportions as it deems appropriate.

                    B. Each time the Company proposes to, prior to the first anniversary of the Initial Closing Date, offer any shares of, or securities convertible into or exercisable for any shares of, any Shares, (except in connection with a bona fide, firm commitment, underwritten public offering), the Company shall first make an offer of such Shares to West End in accordance with the following provisions:

               (i) The Company shall deliver a notice (the "Notice") to West End stating (A) its bona fide intention to offer such Shares, (B) the number of such Shares to be offered and (C) the price and terms, if any, upon which it proposes to offer such Shares.

               (ii) Within twenty (20) days after receipt of the Notice, West End may elect to purchase or obtain, at the price and on the terms specified in the Notice of such Shares. West End shall purchase such Shares within ten (10) days after making such election.

          If all of the Shares are not elected to be obtained as provided in subsection (2), the Company may, during the thirty (30) day period following the expiration of the period provided in subsection (2) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to West End in accordance herewith.

               7.   CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE
                    SECURITIES.

               The Purchaser understands that the Company's obligation to issue the Securities on each Closing Date to the Purchasers pursuant to this Agreement is conditioned upon:

                    A. The accuracy on the applicable Closing Date of the representations and warranties of the applicable Purchaser contained in this Agreement as if made on such Closing Date and the performance by the Purchasers on or before such Closing Date of all covenants and agreements of the applicable Purchasers required to be performed on or before such Closing Date;

                    B. The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

               8. CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE THE SECURITIES.

               The Company understands that each Purchaser's obligation to purchase the Securities on any Closing Date is conditioned upon:

                    A.   The accuracy on the Closing Date of the
          representations and warranties of the Company contained in this Agreement as if made on the Closing Date, and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date;

                    B. The Company shall have duly filed the Certificate of Designations, in substantially the form attached hereto as Exhibit B, with the offices of the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

                    C. On the Closing Date, the Purchaser shall have received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to each Purchaser, to the effect set forth in Exhibit E attached hereto;

                    D. The Company shall have executed and delivered a signed counterpart to the Registration Rights Agreement;

                    E. On the Closing Date, the Purchasers shall have received a certificate executed by the (i) the President or the Chairman of the Company and (ii) the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in this Agreement are accurate as of the Closing Date and that the Company has performed all of its covenants and agreements required to be performed under this Agreement on or before the Closing Date.

                    F. On the Closing Date, the Purchasers shall have received from the Company such other certificates and documents as they or their representative, if applicable, shall reasonably request, and all proceedings taken by the Company in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchasers.

                    G. On or prior to the Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of securities generally on the New York Stock Exchange or Nasdaq; (ii) a general moratorium on commercial banking activities in New York declared by the applicable banking authorities; (iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war; or (iv) a change in international, political, financial or economic conditions, if the effect of any such event, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to proceed with the purchase of the Securities on the terms and in the manner contemplated in this Agreement and in the other Primary Documents.

               9.   EXPENSES.

               The Company covenants and agrees with the Purchasers that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issuance of the Securities,
          (b) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(f) hereof, and (c) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this
          Section 8, including but not limited to the legal fees of the Purchasers in the aggregate amount of $20,000. If the Company fails to satisfy its obligations or to satisfy any condition set forth in this Agreement, as a result of which the Series A Preferred Stock is not delivered to any of the Purchasers on the terms and conditions set forth herein, the Company shall reimburse such Purchasers for any actual, documented, out-of-pocket expenses reasonably incurred by such in making preparations for the purchase, sale and delivery of the Series A Preferred Stock not so delivered.

               10.  GOVERNING LAW; MISCELLANEOUS

               This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the Primary Documents, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or enforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Securities. Any Purchaser of Series A Preferred Stock in a closing taking place following the Initial Closing Date may become a party to this Agreement by executing a counterpart to this Agreement on the applicable Closing Date. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

               11.  NOTICES.

               Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

          COMPANY:          AMERICAN ELECTROMEDICS CORP.
                            13 Columbia Drive
                            Suite 18
                            Amherst, New Hampshire  03031
                            ATT.:  Michael Pieniazek
                            Tel.:  (603) 880-6300
                            Fax:  (603) 880-8977

                            WITH COPIES TO:

                            REID & PRIEST LLP
                            40 West 57th Street
                            New York, NY  10019
                            ATT.: Bruce Rich
                            Tel.:  212-603-6780
                            Fax:  212-603-2001

          PURCHASERS:       At the addresses set forth on the signature
                            page of this Agreement, as such addresses may be updated from time to time by each of the Purchasers.

                            WITH COPIES TO:

                            WEST END CAPITAL LLC
                            One World Trade Center
                            Suite 4563
                            New York, New York 10048
                            ATT.:  Daniel Saks
                            Tel.:  212-775-9299
                            Fax:  212-775-9311

                            MORRISON & FOERSTER LLP
                            1290 Avenue of the Americas
                            New York, New York  10104
                            ATT.:  Ira Greenstein
                            Tel.:  212-468-8000
                            Fax:  212-468-7900

               12.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

               The representations and warranties of the Company and each of the Purchasers shall survive the execution and delivery of this Agreement and the delivery of the Series A Preferred Stock.

               13.  CONFIDENTIALITY.

               Each of the Company and the Purchaser agrees to keep confidential, and not to disclose (except as required pursuant to the Securities Act or the Exchange Act or the rules promulgated thereunder) to or use for the benefit of any third party, the terms of this Agreement, any of the other Primary Documents or any other information which at any time is designated in writing by the other party as confidential without the prior written approval of the other party; provided, however, that this
                                       --------  --------
          provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law.

               IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.
                                        "COMPANY"

                                        AMERICAN ELECTROMEDICS CORP.



                                        By: /s/ Michael T. Pieniazek
                                           ------------------------------
                                        Name: Michael T. Pieniazek
                                        Title: President

               IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.

                                       "PURCHASERS"

                                       JUBILEE INVESTORS LLC

                                       By: WEST END CAPITAL LLC, Manager

                                       By: /s/ Daniel Saks
                                          -------------------------------
                                       Name:  Daniel Saks
                                       Title:  Managing Director


                                       WEST END CAPITAL LLC


                                       By: /s/ Daniel Saks
                                          -------------------------------
                                       Name:  Daniel Saks
                                       Title:  Managing Director

          EXHIBIT A                        PURCHASERS

          EXHIBIT B                        FORM OF CERTIFICATE OF
                                           DESIGNATIONS

          EXHIBIT C                        FORM OF WARRANT

          EXHIBIT D                        REGISTRATION RIGHTS AGREEMENT

          EXHIBIT E                        OPINION OF REID & PRIEST LLP

          SCHEDULE 1                       DISCLOSURE SCHEDULE

                      EXHIBIT A TO SECURITIES PURCHASE AGREEMENT
                      ------------------------------------------

                                      PURCHASERS

                             INITIAL CLOSING: MAY 4, 1998


       ---------------------------------------------------------------------
                                 NUMBER OF SHARES
                                   OF  SERIES A     NUMBER OF
               PURCHASER        PREFERRED STOCK TO   WARRANTS   PURCHASE
                                   BE PURCHASED     PURCHASED   PRICE
       ---------------------------------------------------------------------
          Jubilee Investors    Initial closing:       N/A      $1,000.00 per
          LLC                  1,000 shares.                   share
          c/o One World Trade  First Additional
          Center Suite 4563    Closing:  1,000
          New York, New York   shares.
          10048                Second Additional
                               Closing:  1,000
                               shares
       --------------------------------------------------------------------
          West End Capital     N/A                    50,000   $.01 per
          LLC                                                  warrant
          One World Trade
          Center Suite 4563
          New York, New York
          10048
       -------------------------------------------------------------------

                     SCHEDULE 1 TO SECURITIES PURCHASE AGREEMENT

                                 DISCLOSURE SCHEDULE